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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Interim Services Inc. on Form S-8 of our report dated February 4, 1999, appearing in the Annual Report on Form 10-K of Interim Services Inc. for the year ended December 25, 1998.



/s/ Deloitte & Touche LLP
Fort Lauderdale, Florida
November 30, 1999